UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 West Sheridan Avenue, Oklahoma City, Oklahoma	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, the Board of Directors of Devon Energy Corporation (the “Company”) approved the appointment of Mr. David A. Hager as President and Chief Executive Officer of the Company effective as of August 1, 2015. The appointment was made in connection with the previously announced resignation of Mr. John Richels from such positions and his retirement as an employee of the Company, in each case effective as of July 31, 2015. Mr. Richels will continue to serve on the Board of Directors of the Company as its Vice Chairman.

Prior to his appointment as President and Chief Executive Officer, Mr. Hager, age 58, served as Chief Operating Officer of the Company since June 2013, having previously held the position of Executive Vice President Exploration and Production from March 2009 until June 2013. Mr. Hager also served as a member of the Board of Directors of the Company from August 2007 until his appointment as Executive Vice President Exploration and Production. Mr. Hager has 35 years of experience in the oil and gas industry, which includes serving as chief operating officer of Kerr-McGee Corporation until its merger with Anadarko Petroleum Corporation in 2006. Since March 2014, Mr. Hager has served on the boards of directors of the managing member and general partner of EnLink Midstream, LLC and EnLink Midstream Partners, LP, respectively. The Company has an indirect controlling interest in each of EnLink Midstream, LLC and EnLink Midstream Partners, LP.

In connection with his appointment as President and Chief Executive Officer, the Compensation Committee of the Board of Directors of the Company approved the following actions with respect to Mr. Hager’s 2015 compensation, in each case effective as of August 1, 2015 unless otherwise noted: (1) an increase of his base salary to an annualized rate of pay of $1,275,000 from $945,000; (2) an increase of his target percentage for the annual performance bonus to 135% from 100%; and (3) an award of shares of performance restricted stock under the Devon Energy Corporation 2015 Long-Term Incentive Plan in an amount equal to $1,500,000, based on the per share closing price of the Company’s common stock on the effective grant date of August 10, 2015. The performance goal and vesting terms of the performance restricted stock award are consistent with the performance restricted stock awards made in early 2015 to the Company’s named executive officers, as disclosed in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2015, as amended.

The Company issued a press release, dated August 3, 2015, announcing Mr. Hager’s appointment as President and Chief Executive Officer, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference. Except as described in this report, there are no understandings or arrangements between Mr. Hager and any other person pursuant to which Mr. Hager was selected to serve as President and Chief Executive Officer.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Devon Energy Corporation, dated August 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

Date: August 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Devon Energy Corporation, dated August 3, 2015.